                                                                 EXHIBIT 10.39.4

                          ASSIGNMENT AND BILL OF SALE
                          ---------------------------

     This Assignment and Bill of Sale is made this 30th day of December, 1996, by Inland Resources Inc., a Washington corporation formerly doing business as Inland Gold and Silver Corp. (hereinafter "Assignor/Grantor"), to Placer Dome U.S. Inc., a California corporation (hereinafter "Assignee/Grantee").

     1. Assignor/Grantor owns certain mining properties located in Lander County, Nevada, commonly referred to as the Toiyabe Property ("Property").

     2. By letter agreements entered into by and between Assignor/Grantor and Assignee/Grantee, Assignor/Grantor has agreed to assign and grant to Assignee/Grantee all of Assignor's/Grantor's rights, titles and interests in and to the mining properties and any and all other property and property rights which Assignor/Grantor may own related to the Property including, but not limited to, all permits, structures and equipment now on the Property or existing in relation to the Property.

     3. By this Assignment and Bill of Sale, Assignor/Grantor intends to set aside, transfer and convey to Assignee/Grantee all of Assignor's/Grantor's interests in the personal property, permits, intangibles and other property owned or leased by Assignor/Grantor in relation to the Property to Assignee/Grantee.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor/Grantor hereby transfers, assigns and sets over to Assignee/Grantee, free and clear of any claims, liens, or other encumbrances whatsoever (other than personal property taxes not yet due and payable), all of Assignor's/Grantor's rights, titles and interests, legal and equitable, in and to any personal property and personal property rights owned by Assignor/Grantor located at the Property or related to the Property including, but not limited to, any contract rights, choses in action, intangibles, structures and permits. Furthermore, Assignor/Grantor grants, conveys and transfers to Assignee/Grantee, free and clear of any claims, liens, or other encumbrances (other than personal property taxes not yet due and payable), all of Assignor's/Grantor's rights, titles and interests, legal and equitable, in and to the equipment and machinery listed in Exhibit "A" attached hereto and any other equipment or machinery owned by Assignor/Grantor located at the Property.

     Assignor/Grantor agrees to execute such further assignments, bills of sale, documents of title and such other documents as may be necessary to transfer, convey and set aside any personal property, personal property rights, permits, intangibles and other property owned or leased by Assignor/Grantor in relation to the Property.

                                        INLAND RESOURCES INC. a Washington
                                        corporation formerly doing business
                                        as Inland Gold and Silver Corp.


                                        By
                                          --------------------------------------
                                        Its
                                           -------------------------------------

                         CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF____________________________)
                                    )  ss.
COUNTY OF___________________________)

     This instrument was acknowledged before me on __________________________, 1996, by __________________________________, on behalf of Inland Resources, Inc.

                                                NOTARY PUBLIC

                                                (My Commission Expires:________)

                  EXHIBIT "A" TO ASSIGNMENT AND BILL OF SALE
                  ------------------------------------------
                       (PERSONAL PROPERTY AND EQUIPMENT)

                                       3